Exhibit 99.1

Digerati Provides Update on Recent Litigation Matter

San Antonio, Texas - March 15, 2012 - Digerati Technologies, Inc.  (OTCQB:DTGI), an established and award-winning provider of cloud communication services, today provided an update in the matter of Digerati Technologies, Inc. (“Plaintiff” or “Company”) vs. Sonfield & Sonfield, P.C., Robert L. Sonfield, Jr., Robert Rhodes, and William McIlwain (“Defendants”), case number 2013-06483, 281st District Court, Harris County, Texas, and related matters.  On March 4, 2013, the Court issued a Temporary Injunction (“Temporary Injunction”) that is to remain in place until the conclusion of a trial on the merits of the case, which the Court scheduled to commence on August 5, 2013.

The Temporary Injunction restrains and enjoins the Defendants from taking various actions, including:

(i)
Filing any documents on behalf of the Company with any state or federal agency, authority or organization, including but not limited to the Securities and Exchange Commission (the “SEC”) purporting to be on behalf of the Company;

(ii)	Making any public statements purporting to be on behalf of the Company;
(iii)	Representing to certain third parties that the Defendants are officers, directors, agents, attorneys, or employees for the Company;
(iv)	Representing to certain third parties that Arthur L. Smith is not the duly appointed Chief Executive Officer, President, Secretary, Chairman of the Board, and sole Director of the Company; and
(v)	Accessing or making changes to the Company’s website, or any bank or commercial account in the name of or used for the benefit of the Company.

Furthermore, as part of the Temporary Injunction, the Court found that irreparable harm will occur to the Company because it appears that assets of the Company (described below) have been transferred or are under imminent threat to be transferred or assigned, and therefore ordered that the Company (excluding its subsidiary, Shift8 Technologies, Inc.) and Oleum Capital, LLC, the majority shareholder of the Company, and all persons acting in concert with them, be restrained and enjoined from transferring, conveying, assigning, destroying, or selling any assets conveyed for the benefit of the Company in the November 26, 2012 transaction (the “Assets”) (described  in the Current Report on Form 8-K filed with the SEC on December 3, 2012), without prior approval of the Court, except to the extent necessary for operating in the ordinary course of business.  The Company joined in the entry of the injunction concerning the Assets.  Through  testimony in Court the Company learned that that persons purportedly acting on behalf of the Company’s wholly-owned subsidiary, Waste Deep, Inc., received signed notices of default and foreclosure (“Notices”), and entered into and executed an assignment of the Assets in lieu of foreclosure (“Assignment”) in January and/or February of this year.  The Company had not received the Notices or Assignment prior to the Court’s Temporary Injunction proceeding, and considers the Assignment of the Assets unauthorized and improper.  These matters are under review by the Company.

The Company intends to work with all parties to this litigation and others in an effort to resolve current and prospective claims and disputes related to the litigation (the “Disputes”), including without limitation, the Assets.  It is uncertain how, when or if the Disputes will be resolved prior to trial.  The Company is uncertain if this litigation will have a material impact on the Company.

In addition to the foregoing, as previously disclosed in the Current Report on Form 8-K filed with the SEC on January 30, 2013, the Defendants filed an 8-K, purportedly in the name of the Company, on January 28, 2013, which stated that the Company’s board of directors appointed Robert C. Rhodes as President, Chief Executive Officer, and Director and elected William McIlwain as Chairman of the Board and Corporate Secretary to fill the vacancies created by the resignation of John Howell.  Contrary to these unauthorized statements by the Defendants’ in that 8-K, Arthur L. Smith was appointed as the Company’s Chief Executive Officer, President, Secretary and Chairman in connection with John Howell’s resignation. Mr. Smith remains the Company’s President, Chief Executive Officer, Chairman and sole Director.  Antonio Estrada remains the Company’s Chief Financial Officer. Messrs. Rhodes and McIlwain have no position with the company in either an officer or director capacity.

Prior to the Temporary Injunction, these same Defendants took several unauthorized actions purportedly on behalf of the Company, including, but not limited to filing a lawsuit against Oleum Capital, LLC (Digerati Technologies, Inc. v. Oleum Capital, LLC, Case No. 2:13−cv−00191 in the United States District Court for the District of Nevada) and most recently filing an unauthorized Preliminary Schedule 14C with the SEC on February 15, 2013.

The Company is working with the SEC, the Nevada Secretary of State and others to remedy the Defendants’ unauthorized filings, as well as any other improper and unauthorized acts undertaken by the Defendants purportedly on behalf of the Company.

In addition to the aforementioned cases, some of the Defendants, entities they control, and others acting with the Defendants’ have filed lawsuits against the Company’s CEO, CFO, SEC counsel, a financial consultant working with the Company and others.  These lawsuits include Rhodes Holdings, LLC et al. v. David L. Gorham et al., Cause No. 2013-CI-02253 in the 285th Judicial District Court of Bexar County, Texas, Recap Marketing and Consulting, LLP v. Gregg E. Jaclin and Christy Albeck, Cause No. 2013-05480 in the 157th Judicial District Court of Harris County, Texas, and Robert L. Sonfield, Jr., P.C. v. Christy E. Albeck and Gregg E. Jaclin, Cause No. 2013-05429 in the 129th Judicial District Court of Harris County, Texas.  The Company intends to work with the parties to this litigation in an effort to resolve current and prospective claims related to this litigation.  It is uncertain whether, how or when these claims may be resolved.  The Company is uncertain if this litigation will have a material impact on the Company.

As of March 14, 2013, the Company has not completed the audits of Hurley Enterprises, Inc. (“Hurley”) and Dishon Disposal Inc. (“Dishon”) which were acquired on November 26, 2012 pursuant to the Form 8-K filed with the SEC on December 3, 2012.  Pursuant to Item 9.01(a)(4) of Form 8-K, audited financial statements were required to be filed for the Dishon and Hurley acquisitions.  Due to the Disputes, the circumstances described above and other circumstances outside the Company’s control, the Company has been unable to timely complete the audits. However, it anticipates filing a Form 8-K as soon as practicable to report the results of the audits.

On March 8, 2013, the Company submitted a Current Report on Form 8-K with the SEC to disclose the aforementioned events, however, the filing was not accepted by the SEC for reasons that remain unclear to the Company.  The Company is seeking to work with the SEC to address this matter.  As a result of this current inability to file and the matters discussed in the preceding paragraph, the Company is uncertain if it will be permitted to file its Quarterly Report on Form 10-Q for the period ended January 31, 2013 on the filing date, March 18, 2013.

Digerati is a three-time recipient of Deloitte and Touche's Fast 500 Award for recognition as one of the 500 fastest growing technology companies in North America. Through its subsidiary, Shift8 Technologies, Inc., Digerati is meeting the global needs of businesses that are seeking simple, flexible, and cost-effective communication solutions.  Digerati's cloud-based services include a fully hosted IP/PBX, VoIP transport, SIP trunking, data storage, and customized VoIP solutions for specialized applications. Services are delivered with unparalleled reliability and performance over Digerati's carrier-class global VoIP network, which has been built over the course of a decade. For more information visit www.digerati-inc.com.

The information in this news release includes certain forward-looking statements that are based upon management’s expectations and assumptions about certain risks and uncertainties that can affect future events.  Although management believes these assumptions and expectations to be reasonable on the date of this news release, these risks and uncertainties may cause actual events to differ from those contained in this news release.  The risks and uncertainties include, but are not limited to, continuing as a going concern, availability and cost of our present vendors and suppliers, the Disputes and absence of any change in government regulations or other costs associated with data transmission over the Internet or transmissions in foreign countries.

Contact:

Jack Eversull
The Eversull Group
(972) 571-1624
(214) 469-2361 fax
jack@theeversullgroup.com